Exhibit 5.1

Client: 19864-00034

March 26, 2013

California Water Service Group

1720 North First Street

San Jose, CA 95112-4598

Re:          California Water Service Group — Registration Statement on Form S-3 (Registration No. 333-181329)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, Registration No. 333-181329, as amended (the “Registration Statement”), of California Water Service Group, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement thereto dated March 20, 2013 (the “Prospectus Supplement”), in connection with the public offering by the Company of 5,750,000 shares (including shares that may be sold upon exercise of the underwriters’ option to purchase additional shares from the selling stockholders identified in the Prospectus Supplement) of the Company’s common stock, par value $0.01 per share, (the “Shares”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that Shares will be validly issued and are fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP